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SOLICITED BY THE BOARD OF DIRECTORS OF CIPSCO INCORPORATED

The undersigned appoints, and directs the agents of the Plans identified on the reverse hereof to appoint, C. L. Greenwalt and
R. W. Jackson, and each of them as attorneys and proxies with power of substitution to vote, as indicated hereon, all shares of common stock of CIPSCO Incorporated held of record in the name of, or held for the account of the undersigned in the Plans, at close of business on the record date and, in their discretion, to vote on all other matters which may properly come before the 1995 Annual Meeting of Shareholders of CIPSCO Incorporated and at all adjourned sessions thereof, all as set forth in the
Notice and Proxy Statement relating to the meeting.


                                                                     If joint account, each
                                                                     joint owner should sign.
                                                                     State title when signing
                                                                     as executor, adminis-
                                                                     trator, trustee
                                                                     guardian, etc.

                                                                     DO NOT FOLD

                                                                     DATED _______________

MARK "X" HERE TO VOTE WITH DIRECTORS, RECOMMENDATIONS: [  ]          SIGNED _______________________________

All shares will be voted in accordance with the Board of Directors'         _______________________________
recommendations, if you mark the box above (any contrary marking on the reverse side will be disregarded) or leave all boxes unmarked. If you wish to vote other than with the Directors' recommendations, specify your choices by marking the appropriate boxes on the reverse side.

(Reverse Side)
If you have marked the box on the reverse side of this card, you should NOT complete the sections below.  The votes represented by this proxy, if properly executed, will be voted as indicated by you.  If you sign and return the proxy unmarked or mark the box on the reverse, such votes will be voted "FOR" the election of directors and approval of the appointment of auditors. No proposal is related to or conditioned on any other proposal.

      DIRECTORS RECOMMEND a Vote "FOR" Items 1 and 2.
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                                                                             If you choose not to mark the box on the reverse
                                                                             side, mark your votes on this side with an [X].
                                                                             Then DATE PROXY AND SIGN ON REVERSE side exactly
                                                                             as name(s) are shown and return signed proxy in
                                                                             enclosed envelope.
1. Election of Directors   For [   ]             Withhold Authority  [  ]
                           all nominees listed   to vote for all nominees
                           below (except as
                           marked to the
                           contrary)
                                                                             Participants in (i) the Company's Automatic
                                                                             Dividend Reinvestment and Stock Purchase Plan
    W. J. Alley            C. L. Greenwalt        J. L. Heath                Plan and (ii) Central Illinois Public Service
    R. W. Jackson          G. R. Lohman           R. A. Lumpkin              Public Service Company's Employee Stock Ownership
    H. M. Merriman         T. L. Shade            J. W. Wogsland             Plan or any of its Employee Savings Plans, direct
                                                                             Illinois Stock Transfer Company and the respective
                                                                             plan Trustee, respectively, as agent, to vote as
    To withhold authority to vote for any individual nominee,                indicated herein.
    strike a line through the nominee's name in the list above.
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2. Approval of the appointment
    of Arthur Andersen LLP as       For         Against        Abstain
    independent public              [  ]         [   ]          [  ]
    accountants for 1995.                                                                    (To be signed on reverse side)

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